UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 25, 2010
Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 203
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2010, Fortress International Group, Inc. (the “Company”) entered into the following three agreements with Mr. Gerard J. Gallagher, the President and Chief Operating Officer of the Company: (1) a letter agreement (“Letter Agreement”); (2) an amendment (“Note Amendment”) to that certain Convertible Promissory Note, dated January 19, 2007 (“Note”) issued to Mr. Gallagher by the Company as consideration in connection with the Company’s acquisition of VTC, L.L.C. and Vortech, LLC; and (3) an amendment (“Employment Agreement Amendment”) to that certain Executive Employment Agreement, effective January 19, 2007 (“Employment Agreement”).  A copy of these agreements are filed as exhibits to this Current Report and incorporated herein by reference.

The Letter Agreement provides for the conversion of $1,250,000 of the principal balance due under the Note into 625,000 shares of the Company’s common stock (“Shares”), representing a conversion price of $2.00 per share, on February 28, 2010.  The Letter Agreement acknowledges that the Shares will be subject to that certain Registration Rights Agreement between the Company and Mr. Gallagher, among others, and also contains certain representations and warranties made by Mr. Gallagher and required by the Company to confirm that such issuance was exempt from registration under the Securities Act.  No commission or other remuneration was paid in connection with the conversion of that portion of the amounts due under the Note and the resulting issuance by the Company of the Shares.

The Note Amendment amends the terms of the Note by restating the principal balance due under the Note as $2,750,000, reducing the interest rate under the Note to 4%, providing for the payment of certain amounts of accrued interest over time, providing for interest-only payments under the Note until April 1, 2012, providing for eight principal payments in the amount of $125,000 each beginning on April 1, 2012, and providing for a final payment of all remaining amounts of principal and interest due under the Note on April 1, 2014.  The Note Amendment also provides for the acceleration of all amounts due under the Note upon a change of control of the Company or the death of Mr. Gallagher.

The Employment Agreement Amendment provides for an increase in Mr. Gallagher’s base salary to $200,000, effective September 1, 2010.

On February 25, 2010, the Board of Directors of the Company approved an increase to $200,000, effective September 1, 2010, in the annual base salary of Mr. Thomas P. Rosato, the Company’s Chief Executive Officer, and an increase to $200,000, effective March 1, 2010, in the annual base salary of Mr. Timothy C. Dec, the Company’s Chief Financial Officer.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2010, the Company issued a press release announcing the conversion of a portion of the Company’s debt to Mr. Gallagher in exchange for the Shares, the restructuring of the Note, and the Employment Agreement Amendment with Mr. Gallagher. A copy of that press release is furnished as Exhibit 99.4 to this Current Report.  Exhibit 99.4 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

Item 9.01.	Financial Statements and Exhibits.

99.1	Letter Agreement, dated as of February 28, 2010, between the Company and Gerard J. Gallagher.
99.2	Amendment to Convertible Promissory Note, effective as of February 28, 2010, between the Company and Gerard J. Gallagher.
99.3	Amendment to Executive Employment Agreement, effective as of February 28, 2010, between the Company and Gerard J. Gallagher.
99.4	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ TIMOTHY C. DEC
Timothy C. Dec
Chief Financial Officer

Date: March 1, 2010